Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

AXT, INC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value	(1)	457(r)		$		$0.0001381	$
Fees to be Paid	Other	Warrants	(2)	457(r)				0.0001381
Fees to be Paid	Other	Units	(3)	457(r)		$		$0.0001381	$

Total Offering Amounts:							$0.00			0.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	The securities registered hereunder include such indeterminate number of shares of common stock, warrants, and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registrant is relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of all registration fees for the securities offered under this registration statement. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(2)	See Note 1.
(3)	See Note 1.